Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

December 29, 2008

Telecom Italia Capital

12 rue Eugène Ruppert

L-2453

Luxembourg

-and-

Telecom Italia S.p.A.

Piazza degli Affari, 2

20123 Milan

Italy

RE:	Registration Statement on Form F-3 relating to the issuance by Telecom Italia Capital of

Debt Securities Unconditionally Guaranteed by Telecom Italia S.p.A.

Ladies and Gentlemen:

We are acting as special U.S. counsel to Telecom Italia S.p.A., a joint stock company (Società per Azioni or, in abbreviated form, S.p.A.) organized under the laws of the Republic of Italy (“TI”), and Telecom Italia Capital, a company with limited liability (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“TIC” and, together with TI, the “Registrants”), in connection with the Registration Statement on Form F-3 (together with all amendments or supplements thereto, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), debt securities which may be issued by TIC (the “Debt Securities”) and the unconditional guarantee as to payment of principal, premium, if any, and interest thereon by TI (the “Guarantees”). The Debt Securities and the Guarantees may be issued from time to time pursuant to the Indenture, dated as of October 6, 2004, as amended by a First Supplemental Indenture, dated as of October 6, 2004, a Second Supplemental Indenture, dated as of September 28, 2005, a Third Supplemental Indenture, dated as of July 18, 2006 and a Fourth Supplemental Indenture, dated as of June 4, 2008 (as so amended, the “Indenture”), among TIC, as Issuer, TI, as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank), as Trustee, and such other supplemental indentures as TIC and TI may from time to time enter into with the applicable Trustee under the Indenture (each a “Supplemental Indenture”).

In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Registrants,

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December 29, 2008

such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers or representatives of the Registrants delivered to us, and certificates and other statements or information of or from public officials and officers and representatives of the Registrants and others.

With your permission, for the purposes of the opinion expressed herein, we have assumed that (i) TIC is a company with limited liability (société anonyme) duly organized and validly existing under the laws of the Grand Duchy of Luxembourg, (ii) insofar as the laws of the Grand Duchy of Luxembourg are concerned (a) the Indenture and the Debt Securities have been duly authorized by TIC and (b) the Indenture has been duly executed and delivered by TIC, (iii) TI is a company duly incorporated and validly existing under the laws of the Republic of Italy as a joint stock company (Società per Azioni), (iv) insofar as the laws of the Republic of Italy are concerned, (a) the Indenture and the Guarantees have been duly authorized by TI and (b) the Indenture has been duly executed and delivered, (v) the Trustee had and has the power and authority to enter into and perform its obligations under the Indenture and any Supplemental Indenture and the Trustee has duly authorized, executed and delivered the Indenture, (vi) the Indenture is, and any Supplemental Indenture will be, valid, binding and enforceable with respect to the Trustee, and (vii) insofar as any obligation under the Indenture, any Supplemental Indenture, the Debt Securities or the Guarantees is to be performed in, or by a party incorporated or organized under the laws of, any jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction.

We have also assumed that (i) the definitive terms of any Debt Security and the related Guarantees offered pursuant to a supplement to the prospectus included with the Registration Statement (a “Prospectus Supplement”) will have been established in accordance with the authorizing resolutions of the Board of Directors of TIC and TI, respectively; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities and related Guarantees offered thereby and (iv) all Debt Securities and Guarantees will be issued in compliance with applicable United States federal and state securities laws.

We have further assumed that (i) a Supplemental Indenture or an Officer’s Certificate with respect to such Debt Securities and the related Guarantees will have been duly authorized, executed and delivered by TI, TIC and, in the case of any Supplemental Indenture, the applicable Trustee and any Supplemental Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (ii) such Debt Securities will be authenticated by the applicable Trustee as

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December 29, 2008

provided in the Indenture and any Supplemental Indenture with respect thereto, and (iii) such Debt Securities and related Guarantees will be executed, issued and delivered by TIC and TI, respectively, (a) against receipt of the consideration for the Debt Securities approved by the Board of Directors of TIC and (b) as provided in the Indenture and any Supplemental Indenture with respect thereto.

We note that with respect to matters of Italian law, TI is relying upon the opinion letter of Labruna Mazziotti Segni, Italian counsel to TI, dated the date hereof, and delivered to TI contemporaneously herewith, a copy of which is being filed with the Commission as an exhibit to the Registration Statement. We note that with respect to matters of Luxembourg law, TIC is relying upon the opinion letter of Kremer Associés & Clifford Chance, Luxembourg counsel to TIC, dated the date hereof, delivered to TIC contemporaneously herewith, a copy of which is being filed with the Commission as an exhibit to the Registration Statement.

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that upon the execution and issuance of the Debt Securities and the related Guarantees by TIC and TI, respectively, the authentication of the Debt Securities by the Trustee in accordance with the Indenture and any Supplemental Indenture with respect thereto and the delivery and payment for the Debt Securities by the purchasers thereof pursuant to a sale in the manner described in the prospectus or any supplement thereto, (i) the Debt Securities will constitute valid and legally binding obligations of TIC, and (ii) the related Guarantees will constitute valid and legally binding obligations of TI.

The opinions set forth above are subject to the following additional qualifications and assumptions:

1.	The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Securities or related Guarantees may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

2.

We express no opinion as to the effect of any U.S. Federal or state laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect, that in our experience are applicable to transactions of the type contemplated by the Registration Statement and the Indenture. In particular (and without limiting

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the generality of the foregoing) we express no opinion concerning (i) the laws of any country or subdivision thereof (other than the laws of the State of New York) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of TIC or TI, the holders of the Debt Securities, or any other party to or beneficiary of any of the Indenture, any Supplemental Indenture, the Debt Securities and the Guarantees or (ii) the effect, if any, of the law of any jurisdiction (except the State of New York) in which any holder of any Debt Security is located that limits the rate of interest that such holder may charge or collect.

3.	We express no opinion as to (i) whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Debt Securities, the Indenture, any Supplemental Indenture or the transactions contemplated thereby, (ii) any objection to jurisdiction on the basis of the inconvenience of the forum provided for in the Indenture or (iii) any provision in the Indenture or any Supplemental Indenture relating to judgments in other currencies.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of Debt Securities and Guarantees” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP